Exhibit 99


                              EMPLOYMENT AGREEMENT


         AGREEMENT made as of the 1st day of January, 2005 by and between THE EASTERN COMPANY, a corporation organized under the laws of the State of Connecticut (the "Company"), and LEONARD F. LEGANZA, of 62 Tunxis Village Road, Farmington, Connecticut (the "Executive").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Company wishes to continue to employ the Executive in the capacities and on the terms and conditions set forth below, and the Executive has agreed to accept such employment on the terms set forth below.

         NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants hereinafter set forth and other good and valuable consideration, the Company and the Executive agree as follows:


Section 1.        Definitions.
                  ------------

         When used herein, each of the words and phrases defined hereinafter shall have the following meaning unless a different meaning is clearly required by the context of the Agreement:

         (a) Average Adjusted Compensation shall mean the average of the Executive's annual compensation over the five calendar years ending prior to the date of a Change in Control. Average Adjusted Compensation shall be determined by taking into account all of the compensation payable to the Executive by the Company (including any pre-tax contributions made to a cafeteria plan or a Section 401(k) plan), but shall exclude any compensation resulting from the exercise of stock options granted to the Executive by the Company.

         (b) Average Total Compensation shall mean the average of the Executive's annual compensation over the five calendar years ending prior to the date of a Statutory Change in Control (or such shorter period of time during which the Executive is employed by the Company). Average Total Compensation shall be determined by taking into account all of the compensation payable to the Executive by the Company (including any pre-tax contributions made to a cafeteria plan or a Section 401(k) plan), and shall be determined pursuant to
Section 280G of the Code. If the five calendar year period includes a calendar year in which the Executive was not employed for the entire year, the Executive's compensation for such calendar year shall be annualized.

         (c) Base Compensation shall mean the base compensation of the Executive set forth in Section 5(a), as it may be adjusted by the Board of Directors.

         (d) Beneficiary shall mean the Executive's surviving spouse.

         (e) Board of Directors shall mean the board of directors of the Company.

         (f) Cause shall mean any one or more of the following, as determined in good faith by the Board of Directors:

                  (i) the conviction of the Executive of (or the entry by the Executive of a plea of guilty or nolo contendere to) a felony involving moral turpitude;

                  (ii) the Executive's engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties and that results in economic harm to the Company; provided, however, that no act or failure to act will be considered to be "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that his action or omission was in the best interests of the Company; or

                  (iii) the Executive's material breach of the noncompetition, nonsolicitation or nondisclosure covenants set forth in Section 8, the Company's code of ethics, the Company's policies with regard to trading in its common stock, or any other applicable rules or regulations.

         Notwithstanding the above, no act or omission shall constitute "Cause" until the Board of Directors has provided the Executive with a detailed written notice of its conclusion that such an act or omission has occurred, and then only if the Executive has failed to correct such act or omission within a reasonable period of time.

         For purposes of this Agreement, the Executive's termination of employment shall be deemed to be for Cause if the Board of Directors of the Company determines, at the time of the Executive's termination of employment or at any time subsequent to the Executive's termination of employment, that Cause for termination exists or existed at the time of his termination of employment. In particular, the Executive shall be deemed to have been terminated for Cause if a material breach of the noncompetition, nonsolicitation or nondisclosure covenants set forth in Section 8 occurs subsequent to the Executive's termination of employment.

          (g) Change of Control shall mean:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
         (i), the following acquisitions shall not constitute a Change of
         Control:

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


         (A)any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A),
         (B) and (C)of subsection (iii) of this Section 1(g); or

                  (ii) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

                  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be;
         (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

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



         (h) Code shall mean the Internal Revenue Code of 1986, as amended.

         (i) Deferred Benefit shall mean a monthly benefit of eight thousand three hundred thirty-three and 33/100 dollars ($8,333.33), payable for a period of sixty (60) consecutive months.

         (j) ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

         (k) Parachute Payment Limit shall mean 2.99 times the Executive's Average Total Compensation, as determined pursuant to Section 280G of the Code.

         (l) Statutory Change in Control shall mean a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, as determined pursuant to Section 280G of the Code.

         (m) Tax Advisor shall mean the independent accounting firm engaged by the Company.

         (n) Total Parachute Payments shall mean any and all payments or benefits which are in the nature of compensation and which are received (or to be received) by the Executive in connection with a Statutory Change in Control, as determined pursuant to Section 280G of the Code.


Section 2.        Position
                  --------

         The Company hereby employs the Executive, and the Executive hereby accepts employment, as President and Chief Executive Officer of the Company for the period from January 1, 2005 through December 31, 2006. The Board of Directors of the Company hereby appoints the Executive to serve, and the Executive hereby agrees to serve, as the Chairman of the Board of Directors of the Company for the period from January 1, 2007 through December 31, 2007.

         The Executive agrees to serve in the positions described above and to devote his full working time, attention and energies to the performance of the duties described in Section 3: (i) except for vacations in accordance with
Section 5(e) hereof and absences due to temporary illness; and (ii) except that the foregoing shall not preclude the Executive from serving on the boards of a reasonable number of trade associations, for-profit corporations and charitable organizations and engaging in charitable activities and community affairs, provided such activities collectively do not interfere with the proper performance of the Executive's duties and responsibilities hereunder.

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


Section 3.        Authority, Responsibilities and Duties.
                  ---------------------------------------

         The Executive shall have such authority, responsibilities and duties as generally pertain to the office of President and Chief Executive Officer, and shall have such other authority, responsibilities and duties as may reasonably be assigned from time to time by the Board of Directors of the Company or its designee; provided, however, that when the Executive commences to serve as the Chairman of the Board of Directors of the Company, the Executive shall have such authority, responsibilities and duties as generally pertain to the office of Chairman, and shall have such other authority, responsibilities and duties as may reasonably be assigned from time to time by the Board of Directors of the Company or its designee.

Section 4.        Term.
                  ----

         The term of this Agreement shall begin as of January 1, 2005 and shall continue until December 31, 2007.

         The Company may, in its discretion, elect to renew this Agreement for one or more additional one-year periods by giving written notice to the Executive at least thirty (30) days prior to the end of the initial term or any renewal period.

Section 5.        Compensation and Benefits.
                  --------------------------

         In consideration of the services performed for or on behalf of the Company, the Company shall compensate the Executive as follows:

         (a) Base Compensation. The Company shall pay the Executive, in accordance with the Company's customary payroll practices for its senior executive officers, Base Compensation at an annual rate determined by the Board of Directors.

         (b) Annual Bonus. For each fiscal year of the Company which ends within the term of the Agreement, the Executive shall be entitled to participate in the Company's annual incentive program for its senior executive officers, or such other bonus plan or program as the Board of Directors shall establish for the Executive in its sole discretion.

         (c) Equity Incentive Plans. The Executive may be granted stock options or other equity incentive awards in accordance with the terms of the Company's equity incentive plans, as the Board of Directors shall determine from time to time in its sole discretion.

         (d) Other Benefits. The Executive will be eligible for and will be entitled to participate in other benefits maintained by the Company for its senior executive officers (including, but not limited to, medical, dental, disability, life insurance and retirement benefits) on a basis not less favorable than that applicable to other senior executive officers of the Company, subject to the requirements of applicable law. The Company shall have the right to amend or terminate any or all of such benefits at any time; provided, however, that any such amendment or termination shall apply on the same basis to the Executive and to all other senior executive officers of the Company. The Executive will also be entitled to appropriate office space, administrative support (including but not limited to secretarial assistance), and such other facilities and services as are suitable to the Executive's position and adequate for the performance of the Executive's duties.

         (e) Vacation. The Executive will be entitled to five (5) weeks of vacation per calendar year, to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company and to Company policies applicable to senior executive officers as in effect from time to time. The Executive shall not be entitled to receive cash in lieu of any unused vacation time. In addition, the Executive shall not be entitled to carryover any unused vacation time to a subsequent calendar year.

         (f) Business Expenses. The Executive will be entitled to reimbursement of all reasonable business expenses, in accordance with the Company's policy as in effect from time to time and on a basis not less favorable than that applicable to other senior executive officers of the Company (including, without limitation, telephone, travel and entertainment expenses incurred by the Executive in connection with the business of the Company). All such reimbursements shall be subject to such reasonable substantiation and documentation as may be specified by the Company.

Section 6.        Post-Termination Benefits
                  -------------------------

         Following the termination of the Executive's employment as President and Chief Executive Officer of the Company for any reason, the Executive shall be entitled to receive the following benefits:

         (a) Deferred Compensation. Following the termination of the Executive's employment as President and Chief Executive Officer of the Company for any reason (other than the Company's termination of the Executive's employment for Cause), the Executive shall be entitled to receive the deferred compensation described in this Section 6(a).

                  (i) The amount of the deferred compensation payable to the Executive shall equal: (A) the Deferred Benefit; multiplied by (B) a fraction (not greater than one), the numerator of which is the number of full or partial months from January 1, 2005 until the date on which the Executive has terminated both his employment as the President and Chief Executive Officer of the Company and his service as a member of the Board of Directors of the Company, and the denominator of which is thirty-six (36).

                  If the Executive terminates his employment as the President and Chief Executive Officer of the Company but remains a member of the Board of Directors of the Company, the Company shall commence payment of the deferred compensation described in this Section 6(a)(i) as of the later of January 1, 2008 or the first day of the month following the date on which the Executive has terminated his employment as the President and Chief Executive Officer of the Company. If the Executive terminates both his employment as the President and Chief Executive Officer of the Company and his service as a member of the Board of Directors of the Company, the Company shall commence payment of the deferred compensation described in this Section 6(a)(i) as of the first day

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


         of the month following the date on which the Executive has terminated both his employment as the President and Chief Executive Officer of the Company and his service as a member of the Board of Directors of the Company. Once the deferred compensation commences, it shall thereafter be payable in monthly payments for a period of sixty (60) consecutive months.

                  (ii) If the Executive terminates his employment as the President and Chief Executive Officer of the Company due to his death, the Executive's Beneficiary shall receive the Deferred Benefit. The Deferred Benefit shall commence on the first day of the month following the Executive's death and shall be payable until the end of a period of sixty (60) consecutive months or until the death of the Executive's Beneficiary (whichever occurs first).

                  If the Executive dies after becoming entitled to receive the deferred compensation described in Section 6(a)(i) but before the receipt of sixty (60) consecutive monthly payments, the balance of said payments shall be paid to the Executive's Beneficiary until the remainder of such sixty (60) consecutive monthly payments have been paid or until the death of the Executive's Beneficiary (whichever occurs first).

         (b) Post-Retirement Medical Benefits. Following the termination of the Executive's employment as President and Chief Executive Officer of the Company for any reason (other than the Company's termination of the Executive's employment for Cause), the Company will provide the Executive with the following benefits:

                  (i) Following the Executive's termination of employment, the Company will provide the Executive with coverage under the Company's major medical insurance plan at the level currently in effect for Medicare-eligible retired employees (or coverage under any successor plan which provides substantially similar benefits). Such coverage shall commence on the date of the Executive's termination of employment. The cost of such coverage shall be shared by the Executive and the Company (or by any successor of the Company) in the same proportion as the cost of such coverage is shared by eligible retired employees and the Company.

                  (ii) If the Executive terminates employment before his spouse reaches age sixty-five (65), the Company will provide the Executive's spouse with coverage under the Company's group medical insurance plan at the level currently in effect for the spouses of active employees (or coverage under any successor plan which provides substantially similar benefits). Such coverage shall continue until the date the Executive's spouse reaches age sixty-five (65). The cost of such coverage shall be shared by the Executive and the Company (or by any successor of the Company) in the same proportion as the cost of such coverage is shared by active employees and the Company.

                  Following the Executive's termination of employment, the Company will provide the Executive's spouse with coverage under the Company's major medical insurance plan at the level currently in effect for the Medicare-eligible spouses of retired employees (or coverage under any successor plan which provides substantially similar benefits). Such

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


         coverage shall commence on the date the Executive's spouse reaches age sixty-five (65) or the date of the Executive's termination of employment (whichever is later). The cost of such coverage shall be shared by the Executive and the Company (or by any successor of the Company) in the same proportion as the cost of such coverage is shared by eligible retired employees and the Company.

         (c) Severance Payment in the Event a Change in Control Occurs. If the Executive's employment is terminated after a Change in Control of the Company occurs, then the Company shall pay to the Executive a severance payment equal to
2.99 times the Executive's Average Adjusted Compensation. Average Adjusted Compensation shall be determined as of the date of the Change in Control.

         The severance payment described in this Section 6(c) shall be paid to the Executive in a single lump sum amount within thirty (30) days following the date of the Executive's termination of employment after a Change in Control of the Company has occurred.

         If a Change in Control occurs, the severance payment described in this
Section 6(c) shall be paid in addition to the deferred compensation described in
Section 6(a), the post-retirement medical benefits described in Section 6(b), and any other benefits or payments to which the Executive is entitled under the terms of any agreement, plan or policy established by the Company. In addition, the Executive shall receive the deferred compensation described in Section 6(a), the post-retirement medical benefits described in Section 6(b) and the severance payment described in Section 6(c) whether or not the Executive's termination of employment following a Change in Control was for Cause.

         Notwithstanding anything in this Agreement to the contrary, in the event that a Statutory Change in Control has occurred (whether or not a Change in Control has occurred) and the Total Parachute Payments are determined by the Tax Advisor not to be deductible, in whole or in part, by the Company because they exceed the Parachute Payment Limit set forth in Section 280G of the Code, then the severance payment described in this Section 6(c) (to the extent it is included in the Total Parachute Payments) shall be reduced until all of the Total Parachute Payments are deductible in accordance with Section 280G of the Code, or the severance payment described in this Section 6(c) is reduced to zero. For purposes of this limitation, no portion of the Total Parachute Payments shall be taken into account to the extent that the receipt of such payments, in the determination of the Tax Advisor, is effectively waived by the Executive prior to the date which is fifteen (15) days following the date of the Change in Control or the Executive's termination of employment (as the case may be) and prior to the earlier of the date of constructive receipt and the date of payment thereof. The determination of the Tax Advisor as to the deductibility of the Total Parachute Payments shall be completed not later than forty-five (45) days following the date of the Change in Control or the Executive's termination of employment (as the case may be), and such determination shall be communicated in writing to the Company, with a copy to the Executive, within said forty-five
(45) day period. The good faith determination of the Tax Advisor as to the deductibility of the Total Parachute Payments shall be deemed conclusive and binding on the Company and the Executive. The Company shall pay the fees and other costs of the Tax Advisor hereunder. In the event that the Tax Advisor is unable or declines to serve for purposes of making the foregoing determination, the Company shall appoint another accounting firm of national reputation to serve as the Tax Advisor, with the Executive's consent.

         (d) Code Section 409A. Notwithstanding the above, in the event that the Executive is deemed to be a "key employee" for purposes of Code Section 409A, the payment of the post-termination benefits described in this Section 6 shall be delayed until the earliest date permitted under Code Section 409A or any other applicable laws and regulations.

Section 7.        Provisions Applicable to Post-Termination Benefits.
                  --------------------------------------------------

         The following provisions shall apply to the payment of the post-termination benefits described in Section 6:

         (a) Funding. It is the intention of the Company, the Executive, his Beneficiary and each other party to this Agreement that the benefits payable under this Agreement be unfunded for tax purposes and for purposes of Title I of ERISA. The rights of the Executive and his Beneficiary to receive such benefits shall be solely those of a general unsecured creditor of the Company. The Agreement constitutes a mere promise by the Company to make benefit payments in the future.

         (b) Benefits Not Assignable. Except as required by law, the right of the Executive or his Beneficiary to any benefits payable under the Agreement:
(i) shall not be subject to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or his Beneficiary; (ii) shall not be considered an asset of the Executive or his Beneficiary in the event of any divorce, insolvency or bankruptcy; and (iii) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event that the Executive or his Beneficiary who is receiving or is entitled to receive benefits under the Agreement attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer, disposition or process shall, unless otherwise required by law, be null and void.

         (c) Administration.

                  (i) The Board of Directors of the Company shall have the responsibility for the administration of the payment of benefits under this Agreement. The Board of Directors may, by written instruction, designate one or more persons to carry out such responsibilities and may, in the same manner, revoke such delegation of responsibilities; provided, however, that in no event may the Board of Directors appoint the Executive to carry out such responsibilities. Upon the designation of such a person or persons and the delegation of such responsibilities to him or them, all references in this Agreement to "Administrator" shall be deemed to refer to such person or persons.

                  (ii) The Administrator shall have such authority and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

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                           (A) to construe and interpret the Agreement and to
                  decide all questions of eligibility for (and determine the amount and time of payment of) benefits hereunder;

                           (B) to prescribe procedures to be followed by the
                  Executive and his Beneficiary for the payment of benefits;

                           (C) to prepare and distribute information explaining
                  the payment of benefits hereunder; and

                           (D) to appoint or employ individuals to assist in the
                  administration of the payment of benefits hereunder and any other agents it deems advisable, including legal counsel (who may be counsel for the Company).

                  (iii) Whenever, in the Administrator's opinion, a person entitled to receive any benefits hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Administrator may issue directions that payments shall be made to another person for his or her benefit, or the Administrator may direct that payments be applied for the benefit of such person in such manner as the Administrator considers advisable. Any payment of benefits in accordance with the provisions of this
         Section 7(c)(iii) shall be a complete discharge of any liability for the making of such payment under the provisions of the Agreement.

         (d) Benefit Claims Procedure.

                  (i) Any claim for the payment of benefits under this Agreement shall be made in writing to the Administrator. If such claim for benefits is wholly or partially denied, the Administrator shall, within ninety (90) days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial: (A) shall be in writing;
         (B) shall be written in a manner calculated to be understood by the claimant; and (C) shall contain (I) the specific reason or reasons for denial of the claim, (II) a specific reference to the pertinent provisions of the Agreement upon which the denial is based, (III) a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and (IV) an explanation of the claim review procedure.

                  (ii) Within sixty (60) days after the receipt by the claimant of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the claimant may file a written request with the Administrator that it conduct a full and fair review of the denial of the claim for benefits.

                  (iii) The Administrator shall deliver to the claimant a written decision on the claim within sixty (60) days after receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing) which require an extension of time for processing, the aforesaid sixty (60) day period shall be extended to one hundred twenty (120) days. Such decision shall: (A) be written in a manner calculated to be understood by the claimant; (B) include the specific reason or reasons for the decision; and (C) contain a specific reference to the pertinent provisions of the Agreement upon which the decision is based.

Section 8.        Restrictive Covenants.
                  ----------------------

         (a) Noncompetition Covenant. The Executive covenants and agrees that, while employed by the Company and for a period of two years after the Executive's termination of employment with the Company for any reason (the "noncompetition term"), the Executive will not, anywhere in the "restricted area", either directly or indirectly, solely or jointly with any other person or persons, as an employee, contractor, consultant, individual proprietor, partner, shareholder, director, officer, member, manager, joint venturer, investor, lender, or in any other capacity, "compete" with the business of the Company as conducted during the noncompetition term; provided, however, that this Section 8(a) shall not apply to the Executive's passive ownership of stock in, or service as a director of, any publicly-traded company.

         As used in this Section 8(a): (i) the term "compete" shall mean engaging, participating, or being involved in any respect in the business of, or furnishing any aid, assistance or service of any kind to any person in connection with, the design, manufacture, production, distribution, sale, marketing, merchandising, import or export of any product or service which is the same as or similar in either design or function, or both, to any product or service at any time designed, manufactured, produced, distributed, sold, marketed, merchandised, imported or exported by the Company; and (ii) the term "restricted area" shall mean the entire United States and such other countries where the Company markets and sells or intends to market and sell any product or service at any time designed, manufactured, produced, distributed, sold, marketed, merchandised, imported or exported by the Company.

         (b) Nonsolicitation Covenant. The Executive covenants and agrees that, while employed by the Company and for a period of two years following the Executive's termination of employment with the Company for any reason, the Executive will not, directly or indirectly, by any means or device whatsoever, for the Executive, or on behalf of or in conjunction with any other person, partnership or corporation, solicit, entice, hire, or attempt to hire or employ any employee of the Company.

         (c) Nondisclosure Covenant. The Executive covenants and acknowledges that certain assets of the Company constitute "confidential information." As used in this Section 8(c), the term "confidential information" means any and all information and compilations of information, in whatever form or medium (including any copies thereof), relating to any part of the business of the Company, or the business of its customers, which is provided to the Executive, or which the Executive obtains or compiles or had obtained or compiled on his behalf, which information or compilations of information are not a matter of public record or generally known to the public, including without limitation:
(i) financial information regarding the Company; (ii) personnel data, including compensation arrangements relating to the Executive or any other employees of the Company; (iii) internal plans, practices, and procedures of the Company;
(iv) the business
methods and marketing strategies of the Company; and (v) any other information expressly deemed confidential by the officers and directors of the Company.

         The Executive covenants and agrees that, without the prior written consent of the Company, the Executive will not use or disclose, or negligently permit any unauthorized person to use, disclose, or gain access to, any confidential information.

         Upon termination of employment, the Executive agrees to deliver promptly to the Company all memoranda, notes, records, manuals, or other documents, including all copies of such materials, containing confidential information, whether made or compiled by the Executive or furnished to him from any source by virtue of the Executive's relationship with the Company. Regardless of the reason for the Executive's cessation of employment, the Executive will furnish such information as may be in the Executive's possession and will provide such cooperation to the Company as may reasonably be requested in connection with any claims or legal actions in which the Company is or may become a party. The Company will reimburse the Executive for any reasonable out-of-pocket expenses that the Executive incurs in order to satisfy his obligations under this Section 8(c).

         (d) Reformation; Injunctive and Equitable Relief. The Executive expressly acknowledges that the Company and the Executive have carefully considered the nature and scope of this Section 8, and that the activities, period and area covered by this Section 8 are fair, reasonable and necessary. To the extent that any covenant contained in this Section 8 is held to be invalid, illegal or unenforceable because of the extent of activities, duration of such covenant, the geographic area covered thereby, or otherwise, the Company and the Executive agree that the court making such determination shall reform such covenant to include as much of its nature and scope as will render it enforceable and, in its reduced form, said covenant shall be valid, legal and enforceable to the fullest extent of the law.

         The Executive also acknowledges and agrees that, upon any breach by the Executive of any of the covenants in this Section 8, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it, including the recovery of damages from the Executive.

Section 9.        Applicability of Other Agreements.
                  ----------------------------------

         (a) Continuation of Supplemental Retirement Plan. The Supplemental Retirement Plan for the Chief Executive Officer of The Eastern Company dated September 9, 1998 shall not be affected by the adoption of this Agreement, and shall continue in effect during the term of this Agreement and thereafter.

         (b) Termination of Severance Agreement. The Severance Agreement between the Company and the Executive dated February 21, 2001 is hereby terminated and superceded by this Agreement, and the terms of such Severance Agreement shall no longer have any force or effect.

Section 10.       General.
                  -------

         (a) Notices. All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if sent by overnight courier or by certified mail, return receipt requested, postage prepaid or sent by written telecommunication or telecopy, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this Section 10(a):

                  If to the Company, to:
                           The Eastern Company
                           112 Bridge Street
                           P.O. Box 460
                           Naugatuck, CT  06770
                           Attn: Chairman of the Compensation Committee
                                 of the Board of Directors

                  If to the Executive, at his last residence shown on the records of the Company.

Any such notice shall be effective: (i) if delivered personally, when received;
(ii) if sent by overnight courier, when receipted for; and (iii) if mailed, five days after being mailed as described above.

         (b)      Successors.

                  (i) This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (ii) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (iii) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         (c) Other Plan Benefits. Nothing in this Agreement shall prevent the Executive from receiving, in addition to any amounts he may be entitled to receive under this Agreement, any amounts which may be distributable to him at any time under the terms of any qualified employee benefit plan or any other non-qualified or incentive plan or arrangement of the Company which is now in effect or which may hereafter be adopted.

         (d) Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code; provided, however, that the Company shall be obligated to pay the Executive such legal fees and expenses only to the extent that the Executive is successful on the merits in a court of law or pursuant to an arbitration proceeding, or the Company and the Executive agree to a settlement of any such contest.

         (e) Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

         (f) Waivers. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

         (g) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (h) Amendment. This Agreement may not be amended except by a written instrument hereafter signed by the Executive and a duly authorized representative of the Board of Directors of the Company.

         (i) Governing Law. This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of Connecticut, without giving effect to principles of conflicts of law.

         (j) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

         (k) Payments and Exercise of Rights After Death. Any amounts due hereunder after the Executive's death shall be paid to the Executive's Beneficiary.

         (l) Withholding. Any payments provided under this Agreement shall be paid net of any applicable tax withholding required under federal, state or local law.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereunto affixed, and the Executive has hereunto set the Executive's hand and seal, as of the day and year specified above.


ATTEST:                             THE EASTERN COMPANY

/s/John L. Sullivan III             By /s/David C. Robinson
-----------------------             -----------------------
Its Secretary                       Title:  Chairman Compensation Committee


                                    EXECUTIVE

                                    /s/Leonard F. Leganza
                                    ---------------------
                                    Leonard F. Leganza


                                    Date:  February 22, 2005






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